EXHIBIT 10(xix)
SECOND AMENDMENT TO THE

ANADARKO PETROLEUM CORPORATION
SAVINGS RESTORATION PLAN
(As Amended and Restated Effective January 1, 2007)

WHEREAS, Anadarko Petroleum Corporation (the “Company”) sponsors the Anadarko Petroleum Corporation Savings Restoration Plan, as amended and restated effective January 1, 2007 (the “Plan”), for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, Section 8.01 of the Plan provides that the Plan may be amended through action of the Board of Directors of the Company (the ‘’Board”) or its Compensation and Benefits Committee (the “Compensation Committee”); and

WHEREAS, the Compensation Committee has resolved that the Plan be amended to provide that the administrator of the Plan shall be the Company’s Vice President-Human Resources for all administrative matters and with the authority to delegate such administrative responsibilities to employees within the Human Resources Department or third-party service providers, except that the Compensation Committee shall retain administrative responsibility for all matters pertaining to the establishment, continuance, availability to Plan participants, operation and termination of the Company Stock (as defined in the Plan) fund maintained under the Plan and for all matters (including, without limitation, interpretation of the Plan) directly relating to participation, claims or benefits associated with individuals participating in the Plan who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

WHEREAS, the Compensation Committee has resolved that the Plan be amended to provide that the Company’s Chief Financial Officer and the Company’s General Counsel acting jointly (the “Authorized Officers”), may approve, adopt and execute any amendment to the Plan that is necessary for purposes of legal compliance, to clarify ambiguities in the Plan document, and to simplify non-material administrative processes, as the Authorized Officers may, in their best judgment, so determine; provided further that the Authorized Officers may not terminate the Plan and the Authorized Officers together may delegate to another officer of the Company, the authority to execute an amendment to the Plan that has been approved jointly by the Authorized Officers.

NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 2011, as follows:

(1)	Article II of the Plan is hereby amended by adding the following new Section 2.29:

“2.29 Section 16 Officer. An Eligible Employee who is subject to Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.”

(2)	Section 7.01 of the Plan is hereby amended by deleting the entire provision and replacing it with the following:

“7.01 Administration by Committee. The Committee shall be the plan administrator with respect to the Plan. The Company’s Vice President-Human Resources and any delegates duly operating under the authority of the Company’s Vice President-Human Resources shall serve as the Committee responsible for administration of the Plan, except that for all matters pertaining to the establishment, continuance, availability to Plan participants, operation and termination of the Company Stock fund maintained under the Plan and for all matters (including, without limitation, interpretation of the Plan) directly relating to participation, claims or benefits associated with individuals who are then Section 16 Officers, the Committee shall be the Compensation and Benefits Committee of the Board of Directors of the Company.

The members of the Committee shall not receive any special compensation for serving in their capacities as members, but shall be reimbursed by the Company for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any member thereof.”

(3)	Section 8.01 of the Plan is hereby amended by deleting the first paragraph entirely and replacing it with the following:

“8.01 Plan Amendment, Suspension and/or Termination. The Board may, in its discretion, from time to time, amend, suspend or terminate, in whole or in part, and if terminated, reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination may apply so as to decrease the payment to any Participant (or Beneficiary) of any benefit under this Plan accrued prior to the effective date of such amendment, suspension or termination. In addition to amendments made by the Board, the Company’s Chief Financial Officer and the Company’s General Counsel, acting jointly (the “Authorized Officers”), may approve, adopt and execute any amendment to the Plan that is necessary for purposes of legal compliance, to clarify ambiguities in the Plan document, and to simplify non-material administrative processes, as the Authorized Officers may, in their best judgment, so determine; provided further that the Authorized Officers may not terminate the Plan. The Authorized .Officers together may delegate to another officer of the Company, the authority to execute an amendment to the Plan that has been approved jointly by the Authorized Officers. Further, the Plan may be amended by the Committee as prescribed in Section 7.11.”

Except as expressly amended hereby, the Plan is ratified and confirmed in all respects and shall remain in full force and effect.

[Signature is on the following page.]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has approved and executed this Second Amendment on this 30th day of November, 2011.

ANADARKO PETROLEUM CORPORATION

By:	/s/ David L. Siddall
Name:	David L. Siddall
Title:	Vice President

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